Exhibit 23.3

Consent of Ropes & Gray LLP

We consent to your reference to our firm under the caption “Legal Matters” in the Prospectus included in this Registration Statement.

/s/    Ropes & Gray LLP

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110-2624

December 16, 2003